IQST – iQSTEL Enters Electric Vehicle Market On Path To Nasdaq Uplisting

First Electric Vehicles Roll Off The Production Line

New York, NY – January 12, 2022 - iQSTEL, Inc. (OTCQX: IQST) today released the latest update from the CEO, Leandro Iglesias in an ongoing series of updates narrating the company’s progress toward its previously announced initiative to up-list on to Nasdaq in the first half of 2022. The update today highlights the company’s recent electric vehicle production milestone. The CEO’s letter to shareholders is included in its entirety below:

Dear Shareholders:

Our strategic financing progress in December was fast and furious. On the heels of increasing our 2021 revenue forecast to $64 million, we secured a $2.75 million investment bringing our shareholder equity up to meet Nasdaq’s listing requirements. We also executed term sheet for a $60 million investment to support our merger and acquisition objectives over the next three years (The terms of the $60 million investment are contingent on our Nasdaq uplisting). The busines development activity surrounding our strategic financing is ramping back up to speed in the new year following the holidays and we anticipate new updates coming soon leading with a counter signature announcement on the $60 million term sheet.

In the meantime, we have achieved another major operational development milestone expanding our reach into the electric vehicle market.

We continue to build iQSTEL’s overall combined operations to serve an increasingly mobile and connected world.

iQSTEL provides connectivity through its B2B iQSTelecom Division which includes our Telecommunications, Internet of Things, and Blockchain products and services.

iQSTEL provides mobility through its B2C EVOSS Division which includes our EV Motorcycles and Fintech Mastercard Ecosystem products and services.

Today I am pleased to share with you that iQSTEL has now formally and tangibly entered the EV marketplace with our first batch of EV Motorcycles having rolled of the production line.

https://www.youtube.com/watch?v=sURVbl8_HiY

The first production run will be shipping to Spain for distribution in Europe, the United States, and Panama, for distribution in Latin America.

The heart of our EV Motorcycle sales operations today will be focused on Latin America where we will target the replacement of the widely adopted 125 cc combustion engine motorcycles. Our competitively priced, low maintenance, gas station independent EVOSS EV Motorcycle is built to deliver a look and feel very similar to a 125 cc combustion engine motorcycle it is designed to replace.

The roll out of the EVOSS EV Motorcycle announced today is just the beginning of our EV business. We have more EV’s being designed right now. We are also drawing on our deep overall technology background to develop EV disruptive technologies that will set our EV products apart from the rest of the EV industry. We are currently in discussions with dealers in Latin American and Spain and eager to expand those discussions – contact us at info@evoss.net.

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Our tangible entry into the EV marketplace, in combination with our ongoing revenue growth anticipated to reach $90 million this year, and our shareholder equity now meeting Nasdaq listing requirements, further confirms my confidence in the potential of our share price to organically reach the required price for a Nasdaq uplisting.

Sincerely,

Leandro Iglesias

CEO

iQSTEL Inc. (OTCQX: IQST) (www.iQSTEL.com) is a US-based publicly-listed company holding an Independent Board of Directors and Independent Audit Committee offering leading-edge services through its two business divisions and each of them with independent brands. The B2B division, Brand IQSTelecom offering Telecommunications, Internet of Things, Technology and Blockchain platforms services, the target market for the B2B division is Global Markets. The B2C division, Brand EVOSS offering EV Electric Motorcycles, Fintech Ecosystem, the target market for this business division is Latin America, and the Spanish speakers in the USA. The company has presence in 15 countries, and its products and services are used in several industries as Telecommunications, Electric Vehicle (EV), Financial Services, Chemical and Liquid Fuel Distribution Industries. IQSTEL announced on February 17th 2021 that it became a Debt Free Company and is now completely debt free with no Convertible Notes, Warrants, Promissory Notes or Settlement Agreements from its Balance Sheet.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

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This press release does not constitute a public offer of any securities for sale.

Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.

IR US Phone: 646-740-0907, IR Email: investors@iqstel.com

Source: iQSTEL Inc. and its subsidiaries: www.iqstel.com

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